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                                                                   EXHIBIT 10.14

                      ASSIGNMENT, ASSUMPTION AND AMENDMENT
                          OF PURCHASE AND SALE CONTRACT


        This Assignment, Assumption and Amendment of Purchase and Sale Contract (this "Assignment") dated June _____, 2004, is entered into by and between Harvard Property Trust, LLC, a Delaware limited liability company ("Assignor"), and Behringer Harvard Quorum I LP, a Texas limited partnership ("Assignee").


                                    RECITALS

        Crescent Real Estate Funding VIII, L.P., a Delaware limited partnership, and Assignor entered into a Purchase and Sale Contract with an Effective Date of April 2, 2004, as amended by First Amendment to Purchase and Sale Contract dated effective as of May 3, 2004 (the Purchase and Sale Contract, as amended, being hereinafter referred to as the "Contract"), for the purchase and sale of property commonly known as 5050 Quorum Drive, Addison, Texas, being more particularly described in the Contract.

        Assignor desires to assign all of its right, title and interest in and to the Contract to Assignee, and Assignee desires to assume all right, title and interest of Assignor in and to the Contract, subject to the terms and conditions of this Assignment.

        In consideration of the mutual conditions and agreements set forth in this Assignment, and for good and valuable consideration, which the parties acknowledge receiving, Assignor and Assignee agree as follows:


                                    AGREEMENT

        1. Assignor hereby assigns and transfers to Assignee all of its rights, title and interest in and to the Contract and Assignee hereby accepts such assignment and hereby assumes all of the obligations and liabilities of Assignor in regard to the Contract accruing on and after the date of this Assignment. Assignee hereby makes and recertifies on its own behalf, as of the date of this Assignment, all representations, warranties and covenants of Assignor set forth in the Contract.

        2. Section 7.4.1 of the Contract is amended as of the date of this Assignment to provide that Assignee is a duly formed and validly existing limited partnership under the laws of the State of Texas, and is duly qualified to transact business in the State of Texas.

        3. All capitalized terms used in this Assignment, unless otherwise defined herein, have the same meaning as given to such terms in the Contract.

        4. Except as modified and amended as set forth in this Assignment, the Contract is ratified and confirmed and shall remain in full force and effect and enforceable in accordance with its terms.

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        5.      This Assignment may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical.

                                        ASSIGNEE:


                                        BEHRINGER HARVARD QUORUM I LP,
                                        a Texas limited partnership

                                        By: Behringer Harvard Quorum I GP, LLC,
                                            its general partner


                                        By:____________________________________
                                            Gerald J. Reihsen, III  -  Secretary


                                        ASSIGNOR:

                                        HARVARD PROPERTY TRUST, LLC,
                                        a Texas limited liability company


                                        By:____________________________________
                                            Gerald J. Reihsen, III  -
                                            Executive Vice President